UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant  |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:
|X|  Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|  Definitive Proxy Statement
|_|  Definitive  Additional Materials
|_|  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                                  ANICOM,INC.
                (Name of Registrant as Specified In Its Charter)


                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
|X| No fee required.
    pursuant to Exchange Act Rule  14a-6(i)(3).
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total Fee Paid:

|_|      Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                               [ANICOM LETTERHEAD]











                                 April 14, 1997




To the Stockholders of ANICOM, INC.:


You are cordially invited to attend the Annual Meeting of Stockholders of Anicom, Inc. to be held at Harris Trust & Savings Bank, 111 West Monroe Street, Chicago, Illinois 60603, on Wednesday, May 21, 1997 at 2:00 p.m., local time.

The attached Notice of Annual Meeting and Proxy Statement fully describe the formal business to be transacted at the Annual Meeting, which includes the election of three directors of the Company, the approval of an amendment to the Company's total authorized common stock and the ratification of increases to the number of shares available under the Company's 1996 Stock Incentive Plan and the Directors Option Plan.

Directors and officers of the Company will be present to help host the Annual Meeting and to respond to any questions that our stockholders may have. By attending the Annual Meeting, you will have an opportunity to hear the plans for our Company's future, to meet your officers and directors and to participate in the business of the Annual Meeting. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Regardless of the number of shares you own, please date, sign and mail the enclosed Proxy promptly.

We look forward to seeing you on May 21, 1997.


Sincerely,




     ALAN B. ANIXTER                      SCOTT C. ANIXTER
     Chairman of the Board                Chairman and Chief Executive Officer

                               [ANICOM LETTERHEAD]


                           ---------------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 21, 1997

                             ----------------------



To the Stockholders of
Anicom, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders (the "Annual Meeting") of Anicom, Inc. (the "Company") will be held at Harris Trust & Savings Bank, 111 West Monroe Street, Chicago, Illinois 60603, on Wednesday, May 21, 1997 at 2:00 p.m., local time. A Proxy and a Proxy Statement for the Annual Meeting are enclosed.

     The Annual Meeting is for the following purposes:

     (1) To elect three directors of the Company.

     (2) To amend the Company's Restated Certificate of Incorporation to provide for an increase in the total authorized shares of the Company's Common Stock.

     (3) To approve an amendment to the Anicom, Inc. 1996 Stock Incentive Plan.

     (4) To approve an amendment to the Anicom, Inc. Amended and Restated Directors Option Plan.

     (5) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The close of business on April 7, 1997 has been fixed as the record date for determining stockholders entitled to notice of, and to vote, at the Annual Meeting or any adjournments thereof. For a period of at least ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting shall be open to the examination of any stockholder during ordinary business hours at the offices of Harris Trust & Savings Bank, 111 West Monroe Street, Chicago, Illinois 60603.

     Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

                  By Order of the Board of Directors,



                  David R. Shevitz
                  Corporate Secretary

Rosemont, Illinois
April 14, 1997

       STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE ANNUAL MEETING
           IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE
               ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH
               REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                  Anicom, Inc.
                              6133 North River Road
                                   Suite 1000
                            Rosemont, Illinois 60018
                                 (847) 518-8700

                             ----------------------


                                 PROXY STATEMENT

                             ----------------------



                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 21, 1997


         The accompanying Proxy is solicited by the Board of Directors of Anicom, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on May 21, 1997, or at any adjournments thereof (the "Annual Meeting"). Giving the Proxy will not in any way affect a stockholder's right to attend the Annual Meeting and to vote in person. The approximate date on which this Proxy Statement and the accompanying Proxy will be mailed or otherwise delivered to stockholders is April 14, 1997.

         A Proxy in the accompanying form which is properly signed, dated, returned and not revoked will be voted in accordance with the instructions contained therein. Unless authority to vote for the election of directors (or for any nominee) is withheld, Proxies will be voted for the directors proposed by the Board, and, if no contrary instructions are given, Proxies will be voted for approval of each of the remaining items on the Proxy. Discretionary authority is provided in the Proxy as to any matters not specifically referred to therein. Management is not aware of any other matters which are likely to be brought before the Annual Meeting. However, if any such matters properly come before the Annual Meeting, it is understood that the Proxy holder or holders are fully authorized to vote thereon in accordance with his or their judgment and discretion.

         The Company's Annual Report to Stockholders for the year ended December 31, 1996, containing financial and other information pertaining to the Company, is enclosed with this Proxy Statement. However, the Annual Report to Stockholders does not constitute a part of this Proxy Statement.

         The Proxy may be revoked at any time before it is exercised by providing written notice of such revocation to Anicom, Inc., 6133 North River Road, Suite 1000, Rosemont, Illinois 60018, Attn: Corporate Secretary. The Proxy also may be revoked by the attendance and voting by a stockholder at the Annual Meeting or by the execution and delivery to the Company of a Proxy dated subsequent to a prior Proxy.


                       RECORD DATE AND OUTSTANDING SHARES

         The Board of Directors has fixed the close of business on April 7, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. As of March 31, 1997, there were outstanding 15,914,299 shares of Common Stock. The outstanding shares of Common Stock constitute the only outstanding voting securities of the Company entitled to be voted at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share held by such person with respect to each matter (including election of directors) to be voted on at the Annual Meeting.

                                  REQUIRED VOTE

         The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon is required to approve the amendment to the Company's Restated Certificate of Incorporation. A plurality of the shares voted in person or by proxy is required to elect the nominees for directors. The affirmative vote of a majority of the shares of Common Stock entitled to vote thereon that are present in person or by proxy at the Annual Meeting is required to approve the amendment to the Anicom, Inc. 1996 Stock Incentive Plan (the "1996 Stock Incentive Plan") and the amendment to the Amended and Restated Anicom, Inc. 1995 Directors Stock Option Plan (the "Directors Option Plan"). Stockholders will not be allowed to cumulate their votes in the election of directors.


                    QUORUM; ABSTENTIONS AND BROKER NON-VOTES

         The required quorum for the transaction of business at the Annual Meeting will be a majority of the shares of Common Stock issued and outstanding on the Record Date. Abstentions and broker non- votes will be included in determining the presence of a quorum. Abstentions and broker non-votes will have the same effect as votes against the proposal to approve the amendment to the Company's Restated Certificate of Incorporation. Abstentions will be considered present and entitled to vote with respect to the proposals to approve the amendments to the 1996 Stock Incentive Plan and to the Directors Option Plan and will have the same effect as votes against such proposal; broker non-votes will not be considered present and entitled to vote with respect to such proposals and will have no effect on the voting on such proposals. Neither abstentions nor broker non-votes will have any effect on the voting on the proposal to elect directors.

                                     PROXIES

         Scott C. Anixter and Donald C. Welchko, the persons named as proxies on the Proxy accompanying this Proxy Statement, have been selected by the Board of Directors of the Company to serve in such capacity. Messrs. Anixter and Welchko are both directors of the Company. Each executed and returned Proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such Proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement.


                              ELECTION OF DIRECTORS
                                  (Proposal 1)

         The Restated Certificate of Incorporation of the Company provides that the members of the Board of Directors shall be divided into three classes of directors, each of which has three members. As specified in the Restated
Certificate of Incorporation of the Company, the initial term of the Class I directors expired at the 1996 annual meeting of shareholders, the initial term of the Class II directors expires at the 1997 annual meeting of stockholders and the initial term of the Class III directors expires at the 1998 annual meeting of stockholders. The Restated Certificate of Incorporation of the Company provides that, at each annual meeting of stockholders thereafter, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. The term of the directors in Class II expires with this Annual Meeting.

         The persons named in the enclosed form of Proxy, unless otherwise directed therein, intend to vote such Proxy FOR the election of the nominees named below as director for the term specified. If the nominees become unavailable for any reason, the persons named in the form of Proxy are expected to consult with management of the Company in voting the shares represented by them. Management has no reason to believe that the nominees will be unavailable or unwilling to serve if elected to office. To the knowledge of management, the nominees intend to serve the term for which election is sought.

         The Board of Directors has nominated three persons for election as director in Class II at this Annual Meeting, to serve for a three-year term expiring at the annual meeting of stockholders in 2000 or until his or her successor is elected and qualified. The nominees are currently serving as directors and have consented to serve for a new term.

Nominees for Election as Directors
         The following persons, if elected at the Annual Meeting, will serve as directors until the earlier of the 2000 annual meeting of stockholders or until their successors are duly elected and qualified:


          Name               Age        Position With the Company and Principal Occupation           Director Since
-------------------------   ------  ----------------------------------------------------------      ----------------

Alan B. Anixter..........     76    Chairman of the Board and Director                                    1993
Donald C. Welchko(1).....     42    Vice President, Chief Financial Officer and Director                  1995
Michael Segal(2).........     54    Director; President and Chief Executive Officer of Near North         1994
                                    Insurance Brokerage, Inc.

------------------
(1)  Member of the Audit Committee
(2)  Member of the Compensation Committee and the Audit Committee


         Alan B. Anixter has been Chairman of the Board and a Director of the Company since July 1993. Mr. Anixter served as Chairman and Chief Financial Officer of A-Z Anicom, Inc., a predecessor to the Company (the "Predecessor Corporation") from July 1991 to June 1993. Mr. Anixter was the co-founder and Chairman of Anixter Bros., Inc., an international specialist in the distribution of wire, cable and related products, and served as the Chairman of Anixter Bros., Inc. until 1988. In 1989, Mr. Anixter founded Alanburt, Inc., a management advisory firm, for which he continues to serve as President. Mr. Anixter is the father of Scott C. Anixter and the brother of William R. Anixter.

         Donald C. Welchko has served as Vice President, Chief Financial Officer and a Director of the Company since January 1995. From 1986 to December 1994, Mr. Welchko served as a Vice President-- Corporate Lending of Harris Trust and Savings Bank. Mr. Welchko previously served as a Vice President--Cash Management of Harris Trust and Savings Bank.

         Michael Segal has served as a Director of the Company since December 28, 1994. Since 1969, Mr. Segal has been the President and Chief Executive Officer of Near North Insurance Brokerage, Inc., an insurance brokerage firm located in Chicago, Illinois.

Other Directors
         The following persons will continue as directors of the Company after the Annual Meeting until their terms of office expire (as indicated below) or until their successors are elected and qualified.

                                                                                                Class and Year In
                                       Position With the Company and Principal       Director    Which Term Will
          Name               Age                      Occupation                      Since           Expire
-------------------------   -----   ----------------------------------------------   -------   --------------------

Scott C. Anixter.........    47     Chairman, Chief Executive Officer and             1993         Class I 1999
                                    Director
Carl E. Putnam...........    48     President, Chief Operating Officer and            1994         Class I 1999
                                    Director
Lee B. Stern(1)..........    69     Director; President of LBS Co.                    1994         Class I 1999

Robert Brzustewicz, Sr...    54     Senior Executive Vice President and Director      1996        Class III 1998

William R. Anixter(2)....    72     Director; President of Chama Resources,           1994        Class III 1998
                                    Inc.
Ira J. Kaufman...........    67     Director; Senior Managing Director of             1994        Class III 1998
                                    Mesirow Financial, Inc.

------------------
(1) Member of the Compensation Committee and the Audit Committee
(2) Member of the Compensation Committee.


         Scott C. Anixter has been Chairman, Chief Executive Officer and a Director of the Company since July 1993. In July 1991, Mr. Anixter founded the Predecessor Corporation and served as its President and Chief Executive Officer until April 1992. In April 1992, A-Z Industries, Inc., a distributor of wire and cable that was controlled by James R. Anixter, the son of Alan B. Anixter and the brother of Scott C. Anixter, was merged into the Predecessor Corporation. From April 1992 to June 1993, Scott Anixter served as Vice President and Chief Operating Officer of the Predecessor Corporation. From 1989 to July 1991, Mr. Anixter was an officer and director of Alanburt, Inc., a management advisory firm. Mr. Anixter is the son of Alan B. Anixter.

         Carl E. Putnam has served as President and Chief Operating Officer of the Company since July 1993 and was named a Director of the Company in December 1994. Mr. Putnam served as Executive Vice President of the Predecessor Corporation from July 1991 to June 1993. Mr. Putnam spent 15 years at Anixter Bros., Inc. where he last served as a Regional Vice President.

         Robert Brzustewicz, Sr. has served as Senior Executive Vice President and a Director of the Company since March 1996. Mr. Brzustewicz co-founded Northern Wire & Cable, Inc. ("Northern"), an assembler and distributor of wire and cable products and related connectivity and fiber optic products, located in Troy, Michigan, and served as Northern's Chief Executive Officer from 1976 to March 1996, when Anicom acquired Northern.

         William R. Anixter has served as a Director of the Company since December 28, 1994. Mr. Anixter was the co-founder and Vice-Chairman of Anixter Bros., Inc., an international specialist in the distribution of wire, cable, fiber optics and related network products, and served as the Vice-Chairman of Anixter Bros., Inc. until 1987. Since 1989, Mr. Anixter has served as President of Chama Resources, Inc. a real estate management company located in Albuquerque, New Mexico. Mr. Anixter is the brother of Alan B. Anixter.

         Ira J. Kaufman has served as a Director of the Company since December 28, 1994. In September 1995, Mr. Kaufman joined Mesirow Financial, Inc., a securities broker-dealer located in Chicago, Illinois, as Senior Managing Director. From April 1990 to September 1995, Mr. Kaufman served as Chairman of the Board Emeritus, and was employed by Rodman & Renshaw, Inc., a securities broker-dealer and commodities futures commission merchant located in Chicago, Illinois. From prior to January 1989 until April 1990, Mr. Kaufman served as Chairman of the Board and Chief Executive Officer of Rodman & Renshaw, Inc. Prior to that time, Mr. Kaufman served as Chairman of the Board and Chief Executive Officer of Exchange National Bank in Chicago, Illinois. Mr. Kaufman has served as a Director of American Ecology, a chemical and nuclear waste company located in Houston, Texas, since May 1995, as a director of First Eagle National Bank, an independent national bank located in Hanover Park, Illinois, since September 1993, and as a director of Wells-Gardner Electronics Corporation, a video monitor manufacturing company located in Chicago, Illinois since February 1997.

         Lee B. Stern has served as a Director of the Company since December 28, 1994. Since December 1992, Mr. Stern has served as the President of LBS Co., the general partner of LBS Limited Partners, a member firm of the Chicago Board of Trade. From January 1970 to December 1992, Mr. Stern served as President of Lee
B. Stern & Co., Ltd., a commodities futures commission merchant clearing member of both the Chicago Board of Trade and the Chicago Mercantile Exchange. Mr. Stern has been a member of the Chicago Board of Trade since 1949 and a member of the Chicago Mercantile Exchange since 1963. Since 1982, Mr. Stern has been a director of AAR Corp., a leading supplier of products and services for the aviation industry, headquartered in Elk Grove Village, Illinois. Mr. Stern was the founder of the Chicago Sting professional soccer team and has been a limited partner and a director of the Chicago White Sox professional baseball team since 1976.

Meetings and Committees of the Board of Directors

         During 1996, the total number of meetings of the Board of Directors was four. During the last full fiscal year, each Director attended at least 75% of the aggregate total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he served except Mr. Kaufman who attended 50% of such meetings.

         The Board of Directors has an Audit Committee currently composed of Donald C. Welchko, William R. Anixter and Michael Segal. The Audit Committee met on two occasions during 1996. The Audit Committee generally has responsibility for recommending independent accountants to the Board for selection, reviewing the plan and scope of the accountants' audit, reviewing the Company's audit and control functions and reporting to the full Board of Directors regarding all of the foregoing.

         The Board of Directors established a Compensation Committee in March 1997. The Compensation Committee, which is composed of William Anixter, Lee Stern and Michael Segal, has responsibility for reviewing with management the overall compensation policies to be followed by the Company, establishing the compensation of the Company's executive officers, and preparing the report of the Compensation Committee for the Company's Proxy Statement in 1998 and in future years.

         The Company does not have a Nominating Committee.

Compensation of Directors

         During 1996, members of the Board of Directors who were not also employees or consultants of the Company were paid a fee of $1,000 for each Board meeting they attended for their services as directors. Beginning in 1997, non-employee directors will not receive any cash compensation but will receive options to purchase 1,000 shares of Common Stock for each meeting they attend pursuant to the

Directors Option Plan. Non-employee directors also receive annual grants of options under the Directors Option Plan.




                  EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

         The following persons are executive officers of the Company who are not identified in the tables entitled "Election of Directors - Nominees for Election as Directors" and "Election of Directors -- Other Directors," above.


            Name                   Age                 Position
-----------------------------    -------    ---------------------------------


Glen M. Nast.................      44        Senior Executive Vice President

Robert L. Swanson............      47        Senior Executive Vice President



         Glen M. Nast has served as Senior Executive Vice President of the Company since March 1996. Mr. Nast co-founded Northern and served as Northern's President from 1976 to March 1996, when Anicom acquired Northern.

         Robert L. Swanson was named a Senior Executive Vice President of the Company in March 1996. Prior to that time, he had served as Executive Vice President of the Company since July 1993. Mr. Swanson served as Vice President--Sales of the Predecessor Corporation from July 1991 to June 1993.


Compliance with Section 16(a) of The Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires executive officers, directors and persons who beneficially own more than ten percent (10%) of the Company's stock ("Reporting Persons"), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC") and Nasdaq. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to Reporting Persons were complied with.

                             EXECUTIVE COMPENSATION

         The following table provides information concerning the annual and other compensation for services in all capacities to the Company for the last three fiscal years of those persons who were at December 31, 1996 (i) the Chief Executive Officer and (ii) the other highly compensated (combined salary and bonus) executive officers of the Company whose total annual salary and bonus equalled or exceeded $100,000 (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                       Long Term
                                                                                      Compensation
                                                                                      ------------
                                                        Annual Compensation              Awards
                                              --------------------------------------  ------------
                                                                                       Securities      All Other
                                                                       Other Annual    Underlying    Compensation
    Name and principal position       Year    Salary ($)    Bonus ($)  Compensation   Options(#)(1)       ($)
-----------------------------------   -----   ----------   ----------  -------------  ------------   ------------
Scott C. Anixter
  Chairman and                        1996    240,000         10,000         38,110       225,000           2,500
  Chief Executive Officer(2).......   1995    150,000            ---         13,900           ---           1,500
                                      1994     67,500         12,500         25,123           ---             ---
Carl E. Putnam
  President and                       1996    220,000         12,000            ---       125,000           6,215
  Chief Operating Officer(3).......   1995    138,000            ---            ---        60,000           5,266
                                      1994    128,000         19,500            ---           ---           1,701
Robert Brzustewicz, Sr.
  Senior Executive
  Vice President(4)................   1996    192,658            ---            ---       300,000             ---

Glen M. Nast
  Senior Executive
  Vice President(5)................   1996    160,548            ---            ---         5,000           1,500

Donald C. Welchko
  Vice President and                  1996    150,000         14,000            ---        81,000           1,550
  Chief Financial Officer(6).......   1995    110,000            ---            ---        24,000           1,100

------------------
(1) During 1996, the Company declared and paid a 100% stock dividend effected in the form of a two-for-one stock split. The number of securities underlying options granted during 1996 has been adjusted to reflect the stock dividend.
(2) "Other Annual Compensation" includes $14,000, $13,900 and $15,123 which are attributable to club fees paid by the Company in 1996, 1995 and 1994, respectively, and $15,000 which represents amounts paid by the Company for a car allowance in 1996. "All Other Compensation" includes $2,500 and $1,500 in Company matching contributions to the Company's 401(k) Plan in 1996 and 1995, respectively. The Company and Mr. Anixter have entered into an employment agreement under which Mr. Anixter will receive an annual base salary of $300,000 in 1997. See "Employment Agreements."
(3) "All Other Compensation" includes $4,095, $3,886 and $1,701 for premiums paid by the Company for Mr. Putnam on life and disability insurance policies in 1996, 1995 and 1994, respectively and $2,120 and $1,380 in Company matching contributions to the Company's 401(k) Plan in 1996 and 1995, respectively. The Company and Mr. Putnam have entered into an employment agreement under which Mr. Putnam will receive an annual base salary of $260,000 in 1997. See "Employment Agreements."
(4) The Company and Mr. Brzustewicz, Sr. have entered into an employment agreement under which Mr. Brzustewicz, Sr. will receive an annual base salary of $240,000 in 1997. See "Employment Agreements."
(5) "All Other Compensation" includes $1,500 in Company matching contributions to the Company's 401(k) Plan in 1996. The Company and Mr. Nast have entered into an employment agreement under which Mr. Nast will receive an annual base salary of $200,000 in 1997. See "Employment Agreements."
(6) "All Other Compensation" includes $1,550 and $1,100 in Company matching contributions to the Company's 401(k) Plan in 1996 and 1995, respectively. The Company and Mr. Welchko have entered into an employment agreement under which Mr. Welchko will receive an annual base salary of $170,000 in 1997. See "Employment Agreements."

Option Grants in 1996
         The following table provides information on grants of stock options in 1996 to the Named Officers pursuant to the Second Amended and Restated Anicom, Inc. 1995 Stock Incentive Plan (the "1995 Stock Incentive Plan") or the 1996 Stock Incentive Plan. No stock appreciation rights were granted by the Company in 1996.

                              OPTION GRANTS IN 1996

                                                                                         Potential Realizable Value at
                              Number of                                                      Assumed Annual Rates of
                               Shares       Percent of Total                              Stock Price Appreciation for
                             Underlying     Options Granted     Exercise or                      Option Terms (2)
                             Options        to Employees In      Base Price   Expiration   --------------------------
       Name                Granted (#)(1)      Fiscal Year       ($/Sh)(1)       Date           5% ($)       10% ($)
------------------------  ---------------   ---------------   --------------  ----------   ------------   -----------
Scott C. Anixter........     25,000(3)                 2.0%           $ 8.75   12/09/06         137,570       348,631
                            200,000(4)                15.7              8.75   05/24/06       1,100,566     2,789,049

Carl E. Putnam..........     25,000(3)                 2.0              8.75   12/09/06         137,570       348,631
                            100,000(4)                 7.8              8.75   05/24/06         550,280     1,394,520

Robert Brzustewicz, Sr..    300,000(5)                23.6            6.1875   03/12/06       1,167,386     2,958,384

Glen M. Nast............      5,000(3)                 0.4              8.75   12/09/06          27,500        69,726

Donald C. Welchko.......     25,000(3)                 2.0              8.75   12/09/06         137,570       348,631
                             56,000(4)                 4.4              8.75   05/24/06         308,157       780,931


------------------
(1) Effective October 1 1996, the Company declared a stock split in the form of a 100% stock dividend. The number of securities underlying options granted during 1996 have been adjusted to reflect the stock dividend.
(2) Potential realizable value is presented net of the option exercise price but before any Federal or state income taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercise are dependent on the future performance of the Common Stock, as well as the option holder's continued employment throughout the vesting period. The amounts reflected in the table may not necessarily be achieved.
(3) These Options become exercisable in five equal annual increments, beginning on December 9, 1997, the first anniversary of the date of grant.
(4) These Options become exercisable in five equal annual increments, beginning on May 24, 1997, the first anniversary of the date of grant.
(5) These Options become exercisable in three annual increments, beginning on March 12, 1997, the first anniversary of the date of grant.

Year-End 1996 Option Values

         The following table provides information on the Named Officers' unexercised options at December 31, 1996. All such options were granted under either the Second Amended and Restated Anicom, Inc. 1995 Stock Incentive Plan (the "1995 Stock Incentive Plan") or the 1996 Stock Incentive Plan. In June 1996, Carl E. Putnam exercised options to purchase 6,000 shares at an exercise price of $3.00 per share.

                           YEAR-END 1996 OPTION VALUE

                                                     Numbers of Shares              Value of Unexercised
                                                   Underlying Unexercised           In-the-Money Options
                                                    Options at 12/31/96             at Fiscal Year End(1)
                                                 -------------------------      ------------------------------
                    Name                         Exercisable/Unexercisable        Exercisable/Unexercisable
---------------------------------------------    -------------------------      ------------------------------
Scott C. Anixter.............................         --/225,000                         $--/$112,500
Carl E. Putnam...............................        6,000/173,000                     31,500/338,500
Robert Brzustewicz, Sr.......................         --/300,000                         --/918,750
Glen M. Nast.................................          --/5,000                           --/2,500
Donald C. Welchko............................        4,800/100,200                     26,400/147,600

------------------
(1) The value of the "in-the-money" options represents the difference between the exercise price of such options and $9.25, the closing sale price of the Common Stock on December 31, 1996.


Employment Agreements

         The Company has entered into  employment  agreements with each of Scott
C. Anixter, Carl E. Putnam, Robert L. Swanson, Robert Brzustewicz, Sr., Glen M. Nast and Donald C. Welchko. Each of Mr. Anixter's, Mr. Putnam's, Mr. Swanson's and Mr. Welchko's employment agreements contains non-competition and non-solicitation provisions commencing on the date of the employment agreement and ending two years after termination of employment (unless such termination occurs following a change in control). In the event of a change in control, the employment agreements provide for severance payments to such employees. A "change in control" of the Company is triggered upon the acquisition by any individual, entity or group of a stated percentage of the then outstanding shares of Common Stock of the Company (30% with respect to Mr. Anixter, 50% with respect to Messrs. Putnam, Swanson and Welchko), the approval by the stockholders of certain specified types of corporate transactions or business combinations, or the replacement of a majority of the incumbent Board of Directors.

         Following a change in control of the Company, if (i) during the next 24 months, Mr. Anixter's employment with the Company is terminated by either Mr. Anixter or the Company for any reason, or (ii) at any time Mr. Anixter's employment with the Company is terminated by him for good reason or by the Company without cause, the Company is obligated to pay Mr. Anixter the greater of (i) $1,000,000 or (ii) three times Mr. Anixter's average annual compensation during each of the five full fiscal years immediately prior to the date of termination of employment. In the event of a change in control, if (i) during the next 24 months, Mr. Anixter's employment with the Company is terminated for any reason or (ii) at any time his employment is terminated by him with good reason or by the Company without cause, Mr. Anixter will have the option of extending the non-competition and non-solicitation provisions for two years following termination for additional consideration in an amount equal to two times his highest annual compensation during any of the five full fiscal years immediately prior to termination of employment.

         In the event of a change in control, if either Mr. Putnam's, Mr. Swanson's, or Mr. Welchko's employment with the Company is terminated by such employee for good reason or by the Company without cause during the next 36 months, the Company is obligated to pay such employee a lump sum cash payment equal to the greater of (i) $1,000,000 for Mr. Putnam, $500,000 for Mr. Swanson,

$750,000 for Mr. Welchko, or (ii) three times such employee's average annual compensation during each of the five full fiscal years immediately prior to the date of termination of employment. In addition, following a change in control, if either Mr. Putnam, Mr. Swanson or Mr. Welchko terminates employment with the Company without good reason during the next 6 months, the Company shall pay to such employee an amount equal to 20% of the amount described in the prior sentence. Following a change in control, if either Mr. Putnam's, Mr. Swanson's, or Mr. Welchko's employment with the Company is terminated by such employee for good reason or by the Company without cause during the next 36 months, such employee will have the option of extending the non-competition and non-solicitation provisions for an additional term of two years for additional consideration in an amount equal to two times the highest annual compensation during any of the five full fiscal years immediately prior to termination of employment. Messrs. Anixter, Putnam, Swanson and Welchko also are entitled to gross-up payments to the extent that the payments described above are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. The aggregate base salary paid to Messrs. Anixter, Putnam, Swanson and Welchko in 1996 was $734,000 and the aggregate base salary to be paid to them in 1997 is $870,000.

         Each of Mr. Brzustewicz's and Mr. Nast's employment agreements provides for an initial term of five years with a base salary of $240,000 per year for Mr. Brzustewicz and $200,000 per year for Mr. Nast. Each of Mr. Brzustewicz's and Mr. Nast's employment agreements also contains non-competition and non-solicitation provisions commencing on the date of the employment agreement and ending two years after termination of such person's employment. However, if the Company fails to offer to renew Mr. Brzustewicz's or Mr. Nast's employment agreement, then such person would no longer be subject to the non-competition or non-solicitation provisions of his employment agreement.

         If either Mr. Brzustewicz's or Mr. Nast's employment is terminated by the Company during the initial five year term without cause, the Company is obligated to continue to pay such person an annual amount equal to the sum of his Base Salary and bonus earned for the year prior to the year in which the employee is terminated, payable in equal monthly installments. If the Company fails to pay such employee a severance payment due him, such employee would be released from the non-competition or non-solicitation provisions of his employment agreement. However, such release would not be the employee's only remedy for such failure and the Company would still be obligated to pay any post- termination benefits due to the employee under his agreement.

         In connection with his employment agreement and as adjusted to reflect the Company's 100% stock dividend in 1996, Mr. Brzustewicz was granted an option to purchase 300,000 shares of the Company's common stock at an exercise price of $6.1875 per share, which option vests in three equal annual installments, commencing on March 12, 1997. In addition, Mr. Brzustewicz was elected to the Company's Board of Directors as of the date of his employment agreement for a term expiring in 1998. Furthermore, the Company agreed to use its reasonable efforts to recommend Mr. Brzustewicz for election at the Company's 1998 annual meeting of stockholders.

               BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

         Historically, annual compensation and bonuses for the Company's executive officers (other than the chief executive officer) have been determined by the Company's Chief Executive Officer in consultation with the Board of Directors due to the relatively small number of executive officers and the Chief Executive Officer's personal knowledge of the relative performance and responsibilities of each executive officer. The annual compensation and bonuses for the Company's Chief Executive Officer have been subject to the review and approval of the Board of Directors. Option grants to all executive officers have been determined by the Option Committee under the Stock Incentive Plan. Executive compensation for the Company's executive officers in 1996 was established in this manner.

         In March 1997, the Board of Directors established a Compensation Committee, composed of William Anixter, Lee Stern and Michael Segal. The
Compensation Committee has responsibility for reviewing with management the overall compensation policies to be followed by the Company, establishing the compensation of the Company's executive officers, and preparing the report of the Compensation Committee for the Company's Proxy Statement in 1998 and in future years.

         The compensation policy of the Company has been, and will remain, to provide a total compensation package that attracts and retains quality individuals that possess the extent of industry experience necessary for the Company to continue to maintain strong relationships with major vendors and customers and to implement the Company's integrated growth strategy. The executive compensation program is intended to recognize individual contribution to corporate performance and to increases in stockholder value.


Base Compensation

         Individual  base  compensation   levels  for  executive   officers  are
established based upon a variety of factors, including the particular executive's scope of responsibilities, tenure with the Company and industry experience, and attainment of performance goals in recent years. To date, the Company has not focused on compensation levels of executives at competing businesses in establishing base compensation for its executives. However, the Board of Directors believes that the current base compensation levels of executive officers of the Company are comparable to the market. The "market" refers to all companies against which the Company competes for executive talent, and is not limited to those companies that specialize in the sale and distribution of communications related wire, cable, fibre optics and computer network and connectivity products.


Bonuses

         Historically, the Company has awarded annual cash bonuses to its executive personnel that are paid at the beginning of the year and are subject to vesting over the course of the year. Individual amounts for each year are determined based upon an evaluation of individual performance during the prior year as compared to such person's performance goals. Generally, performance criteria are established by the Company's Chief Executive Officer in consultation with the other executive officers. The performance goals for each officer take into account a wide range of departmental and company-wide objectives.


Stock Options

         The Company currently has in place two stock incentive plans: The 1995 Stock Incentive Plan and the 1996 Stock Incentive Plan. The purpose of each of the plans is to promote the overall financial objectives of the Company and its stockholders by motivating eligible participants to achieve long-term growth in stockholder equity in the Company and to retain the association of these individuals. Each of the executive officers of the Company is eligible to participate in each of these plans. Each of these plans is administered by the Option Committee, which has consisted of William Anixter and Lee Stern.

Effective with its formation on March 11, 1997, the Compensation Committee will take over the responsibilities of, and serve as, the Option Committee under each of these plans. Thus, Michael Segal will join Messrs. Anixter and Stern in determining future option grants to executive officers. In addition, in October 1997, the Option Committee took action to delegate authority to Alan Anixter, the Company's Chairman of the Board, and Scott Anixter, the Company's Chairman and Chief Executive Officer, with respect to all grants to be made under each of the plans to all persons eligible to participate in such plans other than executive officers.


Compensation of the Chief Executive Officer

         Compensation for the Company's Chief Executive Officer, Scott C. Anixter, was determined by the Board of Directors in 1996. In 1996, Mr. Anixter's base compensation was $240,000, as compared to $150,000 in 1995. This increase was determined based upon the significant growth experienced by the Company and based upon an evaluation of the Chief Executive Officer's contribution to achieving such growth. As with the other executive officers of the Company, Mr. Anixter's performance based compensation consisted primarily of stock option grants rather than a cash bonus so that his interest would continue to be closely aligned with the interests of the Company's stockholders and the enhancement of shareholder value.


Section 162(m)

         The Board of Directors currently intends for all compensation paid to executive officers to be tax deductible to the Company pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) of the Code provides that compensation paid to executive officers in excess of $1 million cannot be deducted by the Company for federal income tax purposes unless, in general, such compensation is performance based, is established by an independent committee of directors, is objective and the plan or agreement providing for such performance based compensation has been approved in advance by stockholders. The requirements of Section 162(m) of the Code, however, are uncertain at this time and, the Company believes, arbitrary and inflexible. In the future, the Board of Directors may determine to adopt a compensation program that does not satisfy the conditions of Section 162(m) of the Code if, in the Board of Directors' judgment, after considering the additional costs of not satisfying Section 162(m) of the Code, such program is appropriate.


Board of Directors

         Alan B. Anixter
         Scott C. Anixter
         Carl E. Putnam
         Donald C. Welchko
         Robert Brzustewicz
         William R. Anixter
         Ira J. Kaufman
         Michael Segal
         Lee B. Stern


Board of Director Interlocks and Insider Participation

         Scott C.  Anixter,  the  Chairman  and Chief  Executive  Officer of the
Company, Carl E. Putnam, the President and Chief Operating Officer of the Company, Donald C. Welchko, the Vice-President and Chief Financial Officer of the Company, and Robert Brzustewicz, the Senior Executive Vice-President of the Company, are members of the Board of Directors.

                                PERFORMANCE GRAPH

         The following graph compares the cumulative total stockholder return on the Common Stock of the Company since its initial public offering on February 22, 1995 with the cumulative total return of all stocks in the Nasdaq Non-Financial Sector and all companies in the SIC Group (1) (assuming the investment of $100 in the Common Stock at its closing price on February 22, 1995 and in each index on January 31, 1995 and the reinvestment of all dividends).




====================================================================
                               2/23/95       12/31/95    12/31/96
--------------------------------------------------------------------
Anicom, Inc.                     100           177          308
--------------------------------------------------------------------
SIC Group                        100           133          145
--------------------------------------------------------------------
Nasdaq Non-Financial             100           140          170
====================================================================


--------
(1) The SIC Group is an index of the thirty-two (32) domestic companies listed on the NASDAQ National Market which have indicated that their primary industry is electrical goods (SIC Codes 5063-5065) (compiled by FactSet Research Systems, Inc.).

           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         The following table sets forth, as of March 31, 1997, certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company,
(iii) each Named Officer and (iv) all executive officers and directors as a group.

                                                                             Number of Shares          Percent of
                         Name and Address(1)                              Beneficially Owned (2)     Ownership (6)
----------------------------------------------------------------------   -------------------------   --------------
Scott C. Anixter(2)...................................................            2,128,000                13.3%
Alan B. Anixter(3)....................................................              150,002                  *
Carl E. Putnam(4).....................................................              159,202                 1.0
Robert L. Swanson(5)..................................................              142,602                  *
Donald C. Welchko(6)..................................................               23,002                  *
Robert Brzustewicz, Sr.(7)............................................              215,816                 1.4
Glen M. Nast..........................................................               68,766                  *
William R. Anixter(8).................................................               70,000                  *
Ira J. Kaufman(8)(9)..................................................               68,000                  *
Michael Segal(8)......................................................               40,000                  *
Lee B. Stern(8).......................................................               90,000                  *
Northwestern Mutual Life Insurance Company(10)........................            1,461,540                 9.2
Directors and executive officers as a group (11 persons)..............            3,155,390                19.4%

------------------
  *  less than one percent.

(1) Except as otherwise indicated, the address of each stockholder listed is c/o Anicom, Inc., 6133 North River Road, Suite 1000, Rosemont, Illinois 60018.
(2) Includes 704,426 shares held by trusts for the benefit of Scott C. Anixter's children of which Penny W. Anixter has sole voting and investment power as investment advisor, 604,800 shares held in custodial accounts for the benefit of Scott C. Anixter's children of which Scott C. Anixter has sole voting and investment power as custodian and 778,773 shares held by Anixter Enterprises, L.P. Also includes 40,000 shares issuable on or before May 30, 1997 upon exercise of options granted pursuant to the 1996 Stock Incentive Plan.
(3) Includes 100,002 shares held in a trust for the benefit of Mr. Anixter's wife, Gail Anixter, of which Alan B. Anixter has sole voting and investment power as trustee and of which Alan B. Anixter disclaims beneficial ownership. Also includes 50,000 shares issuable on or before May 30, 1997 upon exercise of options granted pursuant to the 1995 Stock Incentive Plan or the 1996 Stock Incentive Plan.
(4) Includes 34,000 shares issuable on or before May 30, 1997 upon exercise of options granted pursuant to the 1995 Stock Incentive Plan or the 1996 Stock Incentive Plan.
(5) Includes 2,000 shares held in custodial accounts for the benefit of Mr. Swanson's children and 3,000 shares held in a custodial account for the benefit of Mr. Swanson's spouse, over which Mr. Swanson's spouse has sole voting and investment power. Also includes 16,800 shares issuable on or before May 30, 1997 upon exercise of options granted pursuant to the 1995 Stock Incentive Plan or the 1996 Stock Incentive Plan.
(6) Includes 600 shares held in custodial accounts for the benefit of Mr. Welchko's children and includes 18,400 shares issuable on or before May 30, 1997 upon exercise of options granted pursuant to the 1995 Stock Incentive Plan or the 1996 Stock Incentive Plan.
(7) Includes 100,000 shares issuable upon exercise of options granted pursuant to the 1995 Stock Incentive Plan.
(8) Includes 20,000 shares issuable upon exercise of options granted pursuant to the Anicom, Inc. 1995 Directors Stock Option Plan.
(9)  Includes 28,000 shares issuable upon exercise of common stock warrants.
(10) As reported on a Schedule 13G filed by The Northwestern Mutual Life Insurance Company on February 3, 1997. According to such Schedule 13G, The Northwestern Mutual Life Insurance Company has sole voting power and sole dispositive power with respect to all of these shares. The address of this stockholder is 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

                              CERTAIN TRANSACTIONS

         In connection with the formation of the Company, on June 30, 1993, the Company, Alan B. Anixter, Scott C. Anixter, individually and as custodian of certain accounts for the benefit of his children, Carl E. Putnam, Robert L. Swanson and William K. Leino entered into a shareholders agreement. Under this agreement, certain parties to this agreement and their affiliates may not sell or otherwise transfer any of their shares of Common Stock to anyone not a party to this agreement, except certain permitted transferees (as defined), unless he or she has first provided other parties to this agreement or the Company an option to purchase such shares at a price computed in accordance with the terms of the agreement. This agreement also provides Scott C. Anixter and certain affiliated parties of Scott C. Anixter with the first option to purchase shares of Common Stock owned by other parties to this agreement upon the occurrence of certain events including, but not limited to, death, disability or bankruptcy. This agreement terminates on the first to occur of (i) the dissolution of the Company, (ii) a shareholder becoming the beneficial owner of all of the shares of Common Stock which are subject to this agreement and (iii) notice of termination executed by all of the parties to this agreement.

         The Company entered into a tax indemnification agreement with each of the stockholders of the Company prior to its initial public offering which provides for, among other things, the indemnification of each such stockholder for any losses or liabilities with respect to any additional taxes (including interest, penalties and legal fees) resulting from the Company's operations during the period in which it was an S corporation. Management believes that the Company's maximum exposure pursuant to this agreement is not material.

         On July 31, 1995, Pinnacle Wire & Cable, Inc. ("Pinnacle") was merged into the Company. Raymond J. Costello, a shareholder and director of Pinnacle, is the brother-in-law of Carl E. Putnam, President and a director of Anicom. Effective upon closing of the Pinnacle acquisition, Mr. Costello resigned as an officer, director and employee of Pinnacle.

         Ira J. Kaufman, a director of the Company, is a Senior Managing Director of Mesirow Financial, Inc., which served as a managing underwriter on the Company's follow-on offering in November 1995, and was, at the time of the Company's initial public offering in 1995, Chairman of the Board Emeritus of Rodman & Renshaw, Inc., which was the lead underwriter for such offering.

         In 1996, Near North Insurance Brokerage, Inc. received approximately $89,000 in commissions earned from insurance premiums paid by the Company to Near North Insurance Brokerage, Inc. Michael Segal, a director of the Company, is the President and Chief Executive Officer of Near North Insurance Brokerage, Inc.


                      AMENDMENT OF COMPANY'S CERTIFICATE OF
             INCORPORATION TO INCREASE TOTAL AUTHORIZED COMMON STOCK
                                  (Proposal 2)

         In March 1997, the Board of Directors proposed and recommended for adoption by the Company's stockholders an amendment to the Company's Certificate of Incorporation that would increase the total authorized common stock of the Company from 30,000,000 shares to 60,000,000 shares. No change will be made to the number of authorized shares of Preferred Stock. The Company's Restated stockholders are asked to approve this amendment.

         The proposed amendment provides that paragraph A of Article Four of the Company's Restated Certificate of Incorporation be amended to read in its entirety as follows:

     "A. The Corporation shall have authority to issue the following classes of stock, in the number of shares and at the par value as indicated opposite the name of the class:


                                 Number of            Par Value
             Class           Shares Authorized        Per Share
      -------------------   -------------------   ------------------


        Common Stock               60,000,000                 $.001

        Preferred Stock             1,000,000                 $.01"


         Reasons for the Proposal -- As of March 25, 1997, there were 15,914,299 shares of Common Stock issued and outstanding, and 3,300,000 shares reserved for issuance under the Company's stock option and stock incentive plans including shares under the 1995 Stock Incentive Plan, the 1996 Stock Incentive Plan and the Directors Option Plan Meeting, subject to stockholder approval at the Annual Meeting of the increase in shares available under the 1996 Stock Incentive Plan and the Directors Option Plan. In addition, 114,364 shares were reserved for issuance pursuant to certain warrants. Consequently, 10,671,337 shares of Common Stock were available for future issuance as of March 25, 1997.

         The Board of Directors believes that it is desirable for the Company to have available additional authorized but unissued shares of Common Stock to provide the Company with shares of Common Stock to be used for general corporate purposes, future acquisitions and equity financings. Approval of the proposed amendment now will eliminate the delays and expense which otherwise would be incurred if stockholder approval were required to increase the authorized number of shares of Common Stock for possible future transactions involving the issuance of additional shares.

         Effect of Increase -- The additional shares of Common Stock may be issued, subject to certain exceptions, by the Board of Directors at such times, in such amounts and upon such terms as the Board may determine without further approval of the stockholders. The Company's current stockholders could suffer a dilution of voting rights, net income and net tangible book value per share of the Common Stock as the result of any such issuance of Common Stock depending on the number of shares issued and the purpose, terms and conditions of the issuance.

         The Board of Directors recommends that stockholders vote FOR the amendment to the Company's Certificate of Incorporation to increase the Company's number of authorized shares of Common Stock.


                     AMENDMENT TO 1996 STOCK INCENTIVE PLAN
                                  (Proposal 3)

         Subject to the approval of the Company's stockholders at the Annual Meeting, the Board of Directors approved an amendment to the 1996 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance under the Plan from 1,200,000 to 1,800,000. The 1996 Stock Incentive Plan, as amended, remains in all other respects identical to the 1996 Stock Incentive Plan as originally adopted by the Company's stockholders. A copy of the amendment to the 1996 Stock Incentive Plan is set forth in Appendix A hereto.

         Stockholder approval of the amendment to the 1996 Stock Incentive Plan is sought to continue (i) to qualify the 1996 Stock Incentive Plan, as amended, under Rule 16b-3 of the Act and thereby render certain transactions under the 1996 Stock Incentive Plan exempt from certain provisions of Section 16 of the Act and (ii) to qualify certain compensation under the 1996 Stock Incentive Plan as performance based compensation that is tax deductible without limitation under Section 162(m) of the Code.

         The following is a brief summary of certain features of the 1996 Stock Incentive Plan, as amended.

General
         The 1996 Stock Incentive Plan is a flexible plan that provides the Option Committee broad discretion to fashion the terms of the awards to provide eligible participants with stock-based incentives including: (i) non-qualified and incentive stock options for the purchase of Common Stock, (ii) stock appreciation rights ("SARs"), (iii) restricted stock ("Restricted Stock"), and
(iv) deferred stock ("Deferred Stock"). The persons eligible to participate in the 1996 Stock Incentive Plan are officers, directors, employees and consultants of the Company. It is estimated that approximately 500 persons are eligible to participate in the 1996 Stock Incentive Plan. The purpose of the 1996 Stock Incentive Plan is to promote the overall financial objectives of the Company and its stockholders by motivating eligible participants to achieve long-term growth in stockholder equity in the Company and to retain the association of these individuals. The 1996 Stock Incentive Plan will be administered by the Option Committee. The Option Committee is and shall remain comprised of at least two independent directors, within the meaning of Rule 16b-3. Members of the Option Committee will not be eligible to participate in the 1996 Stock Incentive Plan.

         The 1996 Stock Incentive Plan provides for the grant of options and other awards of up to 1,800,000 shares of Common Stock. In the discretion of the Option Committee, shares of Common Stock subject to an award under such Plan that remain unissued upon termination of such award, are forfeited or are received by the Company as consideration for the exercise or payment of an award shall become available for additional awards under the Plan. In the event of a stock dividend, stock split, recapitalization, sale of substantially all of the assets of the Company, reorganization or other similar event, the Option Committee will adjust the aggregate number of shares of Common Stock subject to the 1996 Stock Incentive Plan and the number, class and price of such shares subject to outstanding awards.

         The Board of Directors or Option Committee may amend, modify or discontinue the 1996 Stock Incentive Plan at any time, except if such amendment
(i) impairs the rights of a participant  without the participant's  consent,  or
(ii) would disqualify the Plan from the exemption provided by Rule 16b-3 under the Act. Amendments may be subject to stockholder approval under applicable law. Any amendment by the Option Committee is subject to approval of the Board of Directors. The Option Committee may amend the terms of any award granted under the Plan (other than to decrease the option price), subject to the consent of a participant if such amendment impairs the rights of such participant.


Awards Under the 1996 Stock Incentive Plan

         Stock Options. The Option Committee shall determine the number of shares of Common Stock subject to the options to be granted to each participant. During any three-calendar-year period, options to purchase no more than 400,000 shares of Common Stock may be granted to any participant in the 1996 Stock
Incentive Plan. The Compensation Committee may grant non-qualified stock options, incentive stock options or a combination thereof to a participant. Only persons who on the date of the grant are employees of the Company may be granted options which qualify as incentive stock options. Options granted under the 1996 Stock Incentive Plan will provide for the purchase of Common Stock at prices determined by the Option Committee, but in no event will an option intended as an incentive stock option be granted at less than fair market value on the date of grant. When incentive stock options are granted to an individual who owns Common Stock possessing more than 10% of the combined voting power of all classes of stock of the Company, the option price shall not be less than 110% of fair market value.

No non-qualified stock option or incentive stock option shall be exercisable later than the tenth anniversary date of its grant. In the case of an incentive stock option granted to a participant who owns more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, such option shall not be exercisable later than the fifth anniversary date of its grant. No incentive stock option shall be granted later than the tenth anniversary date of the adoption of the 1996 Stock Incentive Plan or its approval by the stockholders of the Company, whichever is earlier.

         Options granted under the 1996 Stock Incentive Plan shall be exercisable at such times and subject to such terms and conditions set forth in the 1996 Stock Incentive Plan and as the Option Committee shall determine or provide in an option agreement. Except as provided in any option agreement, options may only be transferred under the laws of descent and distribution or, if permitted without liability under applicable law, pursuant to a qualified domestic relations order. Otherwise, options shall be exercisable only by the participant during such participant's lifetime. The option exercise price shall be payable by the participant (i) in cash, (ii) in shares of Common Stock having a fair market value equal to the exercise price, (iii) by delivery of evidence of indebtedness, (iv) by authorizing the Company to retain shares of Common Stock having a fair market value equal to the exercise price, (v) by "cashless exercise" as permitted under the Federal Reserve Board's Regulation T, (vi) by certifying ownership of shares of Common Stock to the satisfaction of the Option Committee for later delivery to the Company as specified by the Option Committee or (vii) by any combination of the foregoing. Upon termination of a participant's employment with the Company due to death or Disability (as defined in the 1996 Stock Incentive Plan), all of such participant's options shall be exercisable for the shorter of their remaining term or one year after termination of employment (or such other period as the Option Committee may determine). If a participant retires, all of such participant's options shall terminate, except that, to the extent such options are then exercisable, such options may be exercised for the shorter of their remaining terms or one year (or such shorter period as the Option Committee may specify) after termination of employment. If a participant involuntarily ceases to be an employee of the Company (other than due to death, Disability or as a result of termination for Cause), all of such participant's options shall terminate, except that, to the extent such options are then exercisable, such options may be exercised for the shorter of their remaining terms or three months (or such shorter period as the Option Committee may specify) after termination of employment. If a participant voluntarily ceases to be an employee of the Company (other than due to retirement) or is terminated as a result of Cause (as defined in the Plan), all of his outstanding options shall terminate immediately.

         Upon receipt of a notice from a participant to exercise an option, the Option Committee may elect to cash out all or part of any such option by paying the participant, in cash or shares of Common Stock, the following amount: (i) the excess of the fair market value of the Common Stock subject to the unexercised option over the exercise price of the option, multiplied by (ii) the number of shares for which the option is to be exercised.

         Stock Appreciation Rights. An SAR shall entitle a participant to receive Common Stock, cash or a combination thereof. If granted in conjunction with an option, the exercise of an SAR shall require the cancellation of the corresponding portion of the option. SARs may be granted on or after the corresponding grant of non-qualified stock options, but only at the same time as the corresponding grant of incentive stock options. The Option Committee in its discretion shall determine the number of SARs awarded to a participant, but in no event shall SARs covering more than 400,000 shares of Common Stock be granted to any participant during any three-calendar-year period. The Option Committee shall determine the terms and conditions of any SAR which shall be subject to an agreement between the Company and the participant. If granted in conjunction with options, the SAR shall be exercisable for and during the same period as the corresponding options. Upon exercise of an SAR, a participant shall receive an amount in cash, shares of Common Stock or both equal to (i) the excess of the fair market value of the Common Stock over the option price per share (if the SAR is granted in conjunction with an option), multiplied by (ii) the number of shares of Common Stock subject to the SAR. In the case of an SAR granted on a stand alone basis, the Option Committee shall determine in its discretion the value to be used in lieu of the option price. In no event shall an SAR granted in tandem with an incentive stock option be exercised unless the fair market value of the Common Stock at the time of the exercise exceeds the option price. With respect to participants who are subject to Section 16(b) of the Exchange Act (generally officers and directors of the Company) ("16(b) Persons"), the Option Committee may require that the SARs be exercised in compliance with Rule 16b-3, including the restriction that an SAR shall not be exercisable within the first six months of its term. The transferability and termination provisions of an SAR are as set forth above with respect to stock options.

         Restricted Stock. Restricted Stock awards are grants of shares of Common Stock, usually without cash consideration from the participant, that are subject to restrictions on transferability and ownership. The Option Committee in its discretion shall determine the persons to whom Restricted Stock shall be granted, the number of shares of Restricted Stock to be granted to each participant, the periods for which Restricted Stock is restricted, and any other restrictions to which the Restricted Stock is subject. The Option Committee may condition the award of Restricted Stock on such performance goals and other criteria as it may determine. The terms and conditions of the Restricted Stock shall be confirmed in and subject to an agreement between the Company and the participant. During the restriction period, the Option Committee may require that the certificates evidencing the Restricted Stock be held by the Company. During the restriction period, the Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered. Other than the foregoing restrictions, the participant shall have all the rights of a holder of Common Stock. If a restriction relates to a period of employment and the participant's employment terminates during the restriction period due to death or Disability, the restrictions on the Restricted Stock shall lapse. If a participant's employment terminates for any other reason, unless otherwise agreed by the Option Committee, the remaining Restricted Stock shall be forfeited by the participant to the Company.

         Deferred Stock. Deferred Stock awards are grants of shares of Common Stock, usually without cash consideration, that are to be delivered in the future. The Option Committee in its discretion shall determine the persons to whom Deferred Stock shall be granted, the number of shares of Deferred Stock to be granted to each participant, the duration of the period prior to which Common Stock will be delivered, the conditions under which receipt of the Common Stock will be deferred, and any other terms and conditions of the granting of the award. The terms and conditions of the Deferred Stock shall be confirmed in and subject to an agreement between the Company and the participant. The Option Committee may condition the award of Deferred Stock on such performance goals and criteria as it may determine. During the deferral period, the Deferred Stock may not be sold, assigned, transferred, pledged or otherwise encumbered. At the expiration of the deferral period, the Option Committee may deliver to the participant Common Stock, cash equal to the fair market value of such Common Stock or a combination thereof for the shares covered by the Deferred Stock awards. Cash dividends on Common Stock subject to Deferred Stock awards shall be automatically deferred and reinvested in Deferred Stock, and stock dividends on Common Stock subject to Deferred Stock awards shall be paid in the form of Deferred Stock. If a participant's employment terminates during the deferred period due to death or Disability, the deferral restrictions shall lapse. If a participant's employment terminates for any other reason, unless otherwise agreed by the Option Committee, the rights to the shares still covered by Deferred Stock awards shall be forfeited by the participant.

Changes in Control
         Upon the occurrence of a Change in Control (as defined in the 1996 Stock Incentive Plan), the following shall occur: (i) all unexercised stock options and SARs shall become immediately exercisable, and (ii) all restrictions on the Restricted Stock and deferral limitations on the Deferred Stock shall lapse.


Discussion of Federal Income Tax Consequences

         The following summary of tax consequences with respect to the awards granted under the 1996 Stock Incentive Plan is not comprehensive and is based upon laws and regulations in effect as of March 1, 1997. Such laws and regulations are subject to change.


Non-Qualified Stock Options

         Participant. Generally, a Participant receiving a non-qualified stock option does not realize any taxable income for Federal income tax purposes at the time of grant. Upon exercise of such Option, the excess of the fair market value of the shares of Common Stock subject to the non-qualified stock option on the date of exercise over the exercise price will be taxable to the Participant as ordinary income. The Participant will have a capital gain (or loss) upon the subsequent sale of the shares of Common Stock received upon exercise of the option in an amount equal to the sale price reduced by the fair market value of the shares of Common Stock on the date the option was exercised. The holding period for purposes of determining whether the capital gain (or loss) is a long-term or short-term capital gain (or loss) will commence on the date the non-qualified stock option is exercised.

         Tax Withholding. The amount of income that is taxable to a Participant upon the exercise of a non-qualified stock option will be treated as compensation income. Accordingly, such amount will be subject to applicable withholding of Federal, state and local income taxes and Social Security taxes.

         If the Participant Uses Company Stock to Pay the Option Exercise Price. If the Participant who exercises a non-qualified stock option pays the exercise price by tendering shares of Common Stock and receives back a larger number of shares of Common Stock, the Participant will realize taxable income in an amount equal to the fair market value of the additional shares of Common Stock received on the date of exercise, less any cash paid in addition to the shares of Common Stock tendered. Upon a subsequent sale of the Common Stock received, the number of shares of Common Stock equal to the number delivered as payment of the exercise price will have a tax basis equal to that of the shares of Common Stock originally tendered. The additional newly-acquired shares of Common Stock obtained upon exercise of the non-qualified stock option will have a tax basis equal to the fair market value of such shares on the date of exercise.

         The Company. The Company generally will be entitled to a tax deduction in the same amount and in the same year in which the Participant recognizes ordinary income resulting from the exercise of a non-qualified stock option.


Incentive Stock Options

         Participant. Generally, a Participant will not realize any taxable income for Federal income tax purposes at the time an Incentive Stock Option is granted. Upon exercise of the Incentive Stock Option, the Participant will incur no income tax liability (other than pursuant to the alternative minimum tax, if applicable). If the Participant transfers shares of Common Stock received upon the exercise of an Incentive Stock Option within a period of two years from the date of grant of such Incentive Stock Option or one year from the date of receipt of the shares of Common Stock (the "Holding Period"), then, in general, the Participant will have taxable ordinary income in the year in which the transfer occurs in an amount equal to the excess of the fair market value on the date of exercise over the exercise price, and will have long-term or short-term capital gain (or loss) in an amount equal to the difference between the sale price of the shares of Common Stock and the fair market value of such shares on the date of exercise. However, if the sale price is less than the fair market value of such shares on the date of exercise, the ordinary income will be not more than the difference between the sale price and the exercise price. If the Participant transfers the shares of Common Stock after the expiration of the Holding Period, he or she will recognize income taxable at the capital gains tax rate on the difference between the sale price and the exercise price.

         Tax Withholding. If the Participant makes any disqualifying disposition prior to the completion of the Holding Period with respect to shares of Common Stock acquired upon the exercise of an Incentive Stock Option granted under the Plan, then such Participant must remit to the Company an amount sufficient to satisfy all Federal, state, and local withholding taxes thereby incurred.

         If the Participant Uses Common Stock to Pay the Option Exercise Price. If a Participant who exercises an Incentive Stock Option pays the option exercise price by tendering shares of Common Stock, such Participant will generally incur no income tax liability (other than pursuant to the alternative minimum tax, if applicable), provided any Holding Period requirement for the tendered shares is met. If the tendered stock was subject to the Holding Period requirement when tendered, payment of the exercise price with such stock constitutes a disqualifying disposition. If the Participant pays the exercise price by tendering shares of Common Stock and the Participant receives back a larger number of shares, under proposed Treasury Regulations, the Participant's basis in the number of shares of newly acquired stock equal to the number of the shares delivered as payment of the exercise price will have a tax basis equal to that of the shares originally tendered, increased, if applicable, by any amount included in the Participant's gross income as compensation. The additional newly acquired shares obtained upon exercise of the Option will have a tax basis of zero. All Common Stock acquired upon exercise will be subject to the Holding Period requirement, including the number of shares equal to the number tendered to pay the exercise price. Any disqualifying disposition will be deemed to be a disposition of Common Stock with the lowest basis.

         The Company. The Company is not entitled to a tax deduction upon grant, exercise or subsequent transfer of shares of Common Stock acquired upon exercise of an Incentive Stock Option, provided that the Participant holds the shares received upon the exercise of such Option for the Holding Period. If the Participant transfers the Common Stock acquired upon the exercise of an Incentive Stock Option prior to the end of the Holding Period, the Company generally is entitled to a deduction at the time the Participant recognizes ordinary income in an amount equal to the amount of ordinary income recognized by such Participant as a result of such transfer.


Stock Appreciation Rights

         Upon the grant of a Stock Appreciation Right ("SAR"), the Participant will not recognize any taxable income and the Company will not be entitled to a deduction. Upon the exercise of an SAR, the consideration paid to the Participant upon exercise of the SAR will constitute compensation taxable to the Participant as ordinary income. In determining the amount of the consideration paid to the Participant upon the exercise of an SAR for the Common Stock, the fair market value of the shares on the date of exercise is used, except that in the case of an Insider, the fair market value will be determined six months after the date on which the Common Stock is transferred unless such Participant makes an election under Section 83(b) of the Code to be taxed based on the fair market value on the date of exercise. The Company in computing its Federal income tax generally will be entitled to a deduction in an amount equal to the compensation taxable to the Participant.


Other Awards

         With respect to other Awards granted under the Plan that result in the payment or issuance of cash or shares of Common Stock or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the Participant must generally recognize ordinary income equal to the cash or the fair market value of shares of Common Stock or other property received. Thus, deferral of the time of payment or issuance will generally result in the deferral of the time the Participant will be liable for income taxes with respect to such payment or issuance. The Company generally will be entitled to a deduction in an amount equal to the ordinary income received by the Participant. With respect to Awards involving the issuance of shares of Common Stock or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the Participant must generally recognize ordinary income equal to the fair market value of the shares of Common Stock or other property received at the first time the shares of Common Stock or other property become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. The Company generally will be entitled to a deduction in an amount equal to the ordinary income received by the Participant. A Participant may elect under Section 83(b) of the Code to be taxed at the time of receipt of shares of Common Stock or other property rather than upon lapse of restrictions on transferability or the substantial risk of forfeiture, but if the Participant subsequently forfeits such shares or property the Participant would not be entitled to any tax deduction, including a capital loss, for the value of the shares or property on which he previously paid tax. The Participant must file such election with the Internal Revenue Service within 30 days of the receipt of the shares of Common Stock or other property.


Parachute Payments

         In the event any payments or rights accruing to a Participant upon a Change in Control, or any other payments Awarded under the Plan, constitute "parachute payments" under Section 280G of the Internal Revenue Code, depending upon the amount of such payments accruing and the other income of the Participant from the Company, the Participant may be subject to an excise tax (in addition to ordinary income tax) and the Company may be disallowed a deduction for the amount of the actual payment.

         The Board of Directors recommends that stockholders vote FOR the amendment to the Company's 1996 Stock Incentive Plan.


                      AMENDMENT TO THE AMENDED AND RESTATED
                  ANICOM, INC. 1995 DIRECTORS STOCK OPTION PLAN
                                  (Proposal 4)

         Subject to the approval of the Company's stockholders at the Annual Meeting, the Board of Directors approved an amendment to the Directors Option Plan to (i) increase the number of shares of common stock reserved for issuance under the Directors Option Plan from 200,000 to 300,000, (ii) grant to each non-employee director an Option to purchase 1,000 shares of Common Stock for each Board meeting such director attends (including attendance at any Board meeting after December 31, 1996 but prior to the Annual Meeting) as compensation for his or her services, and (iii) increase the maximum total number of shares covered by options which may be granted to any such director under the Directors Option Plan from 50,000 to 75,000. A copy of the amendment to the Directors Option Plan is set forth in Appendix B hereto.

         Stockholder approval of the Directors Option Plan is sought to continue
(i) to qualify the Directors Option Plan, as amended, under Rule 16b-3 of the Act and thereby render certain transactions under the Directors Option Plan exempt from certain provisions of Section 16 of the Act and (ii) to qualify the Directors Option Plan as performance based compensation that is tax deductible without limitation under Section 162(m) of the Code.

         The Board of Directors originally adopted the Directors Option Plan, effective January 20, 1995, in order to provide for the grant of options to acquire shares of the Company's Common Stock to the non-employee directors of the Company. In adopting the Directors Option Plan, the Board of Directors noted that many other companies had adopted equity plans to compensate their non-employee directors and that such plans appropriately compensate non-employee directors. The Board continues to believe that equity plans are appropriate to compensate non-employee directors and to align the interests of the non-employee directors with the interests of the Company's stockholders.

         The Directors Option Plan is administered by the Option Committee of the Company's Board of Directors. The following is a brief summary of certain features of the Directors Option Plan, as amended.


Terms of the Directors Option Plan

         The Directors Option Plan provides for the issuance of options to purchase up to 300,000 shares of Common Stock, which shares are reserved and available for purchase upon the exercise of options granted under the Directors Option Plan. Only directors who are not employees or officers of the Company are eligible to participate in the Directors Option Plan. There currently are four non-employee directors eligible to participate in the Directors Option Plan.

         Under the Directors Option Plan, giving effect to the Company's stock split in October 1996, each non-employee director, William R. Anixter, Lee B. Stern, Ira J. Kaufman and Michael Segal, was granted an option to purchase 5,000 shares of Common Stock at an exercise price of $3.00 per share, which was the offering price of the Common Stock in the Company's initial public offering. Each non-employee director was granted an additional option to purchase 5,000 shares of Common Stock at an exercise price of $5.75 per share, which was the closing price of the Common Stock on February 22, 1996 as quoted on the NASDAQ National Market. Each non-employee director who was a director of the Company on September 25, 1996 received an option to purchase an additional 10,000 shares of Common Stock at an exercise price of $8.375 per share, which was the closing price of the Common Stock on September 25, 1996. Thus, each of the Company's four non-employee directors has been granted options to purchase a total of 20,000 shares of Common Stock. The closing price of the Company's Common Stock on March 17, 1997 was $9.125.

         Each non-employee director who becomes a director of the Company in the future will be granted an option to purchase 10,000 shares of the Company's Common Stock on the date he or she becomes a director of the Company (the "Initial Grant Date"). On the date of the Company's 1997 annual meeting of stockholders, or the Initial Grant Date in the case of a new director, and on the date of each annual meeting of stockholders thereafter, each non-employee director who is still a director on such date will be granted an option to purchase 10,000 shares of Common Stock. Upon stockholder approval of the amendment to the Directors Option Plan (the "Amendment Effective Date"), each non-employee director will be granted an Option to purchase 1,000 shares of Common Stock for each Board meeting that such director has attended in 1997 up to the Amendment Effective Date and for each meeting he or she attends thereafter. The total number of shares for which options may be granted to a director under the Directors Option Plan shall not exceed 75,000 shares. If there are not sufficient shares remaining and available to all non-employee directors eligible for an automatic grant at the time at which an automatic grant would otherwise be made, then each eligible non-employee director shall receive an option to purchase a pro rata number of shares.

         All options granted under the Directors Option Plan are immediately exercisable on the date of grant. If any options under the Directors Option Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares reserved for grant will revert to the status of available shares. All options expire on the earlier to occur of (a) seven years following the grant date and (b) the termination of the non-employee director's directorship for "Cause" (as defined in the Directors Option Plan). In the event of a non-employee director's death or "Disability" (as defined in the Directors Option Plan), any vested, unexpired and unexercised option granted to such non-employee Director shall become immediately exercisable for a period of one (1) year (or such other period as the Option Committee may specify) or until the expiration of the option period, whichever is shorter.

         Except as provided in any option agreement or as determined by the Option Committee, options may only be transferred under the laws of descent and distribution or, if permitted without liability under applicable law, pursuant to a qualified domestic relations order. Otherwise, options shall be exercisable only by the director during such director's lifetime. The option exercise price is payable by the director (i) in cash, (ii) in shares of Common Stock having a fair market value equal to the exercise price, (iii) by delivery of evidence of indebtedness, (iv) by authorizing the Company to retain shares of Common Stock having a fair market value equal to the exercise price, (v) by "cashless exercise" as permitted under the Federal Reserve Board's Regulation T, or (vi) by any combination of the foregoing.

         In the event of any stock dividends, stock splits, combinations, recapitalizations, reorganizations, liquidations or similar transactions, the Company will appropriately adjust the number of shares available under the Directors Option Plan, the number of shares covered by outstanding options and the exercise prices of such outstanding options.

         The Board of Directors or the Option Committee may amend the Directors Option Plan, subject to stockholder approval if required by applicable law. No amendment may impair the rights of a holder of an outstanding option without the consent of such holder, nor may an amendment be made in any manner which fails to comply with Rule 16b-3(c)(2)(ii)(B) under the Act. In addition, any amendment by the Option Committee is subject to approval by the Board of Directors.


Discussion of Federal Income Tax Consequences

         The following summary of tax consequences with respect to options under the Directors Option Plan is not comprehensive and is based upon laws and regulations in effect on March 1, 1997. Such laws and regulations are subject to change.

         A director granted an option under the Directors Option Plan does not recognize taxable income upon grant, and the Company is not entitled to a deduction for Federal income tax purposes upon such grant. Upon exercise of an option, participants generally will be taxed at ordinary income tax rates on the difference between the exercise price of the option and the fair market value of the Common Stock issued thereunder. In determining the amount of the difference, the fair market value will be determined on the date of exercise. The Company will receive a corresponding deduction for the amount of income recognized by a participant upon exercise of an option. Any gain or loss realized upon the subsequent sale of the Common Stock issued upon exercise of the option (measured by the difference between the fair market value, determined or utilized by the optionee as described above, and the sale price) will be taxed at either long-term or short-term capital gain (or loss) rates, depending on the selling stockholder's holding period. Such subsequent sale would have no tax consequences for the Company.

         The Board of Directors recommends that stockholders vote FOR the amendment to the Company's Amended and Restated Directors Stock Option Plan.

                              INDEPENDENT AUDITORS

         The Company's Board of Directors, upon recommendation of the Audit Committee, has selected Coopers & Lybrand to audit the financial statements of the Company for the year ended December 31, 1997. It is expected that representatives of Coopers & Lybrand will be present at the Annual Meeting and available to respond to questions. Such representatives will be given an opportunity to make a statement if they desire to do so.


                                  OTHER MATTERS

Solicitation

         The cost of soliciting Proxies in the accompanying form will be borne by the Company. In addition to the solicitation of Proxies by the use of the mails, certain officers and associates (who will receive no compensation therefor in addition to their regular salaries) may be used to solicit Proxies personally and by telephone and telegraph. In addition, banks, brokers and other custodians, nominees and fiduciaries will be requested to forward copies of the Proxy material to their principals and to request authority for the execution of Proxies. The Company will reimburse such persons for their expenses in so doing. In addition, the Company has engaged MacKenzie Partners, New York, New York to assist in soliciting Proxies for a fee of approximately $5,000 plus reasonable out of pocket expenses.


Proposals of Stockholders

         Proposals of stockholders intended to be considered at the 1998 annual meeting of stockholders must be received by the Corporate Secretary of the Company no earlier than November 15, 1997 and no later than December 15, 1997.


Stockholder List

         A list of stockholders entitled to vote at the Annual Meeting, arranged in alphabetical order, showing the address of and number of shares registered in the name of each stockholder, will be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of at least ten days prior to the Annual Meeting and continuing through the date of the Annual Meeting, at the principal offices of Harris Trust & Savings Bank, 111 West Monroe Street, Chicago, Illinois 60603.


Annual Report on Form 10-KSB

         The Company will furnish without charge to each person whose Proxy is being solicited, upon request of any such person, a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996 as filed with the Securities and Exchange, including the financial statements and the schedules thereto. Such Form 10-KSB was filed with the Securities and Exchange Commission on March 21, 1997. Requests for copies of such report should be directed to Anicom, Inc., Attention: Corporate Secretary, 6133 North River Road, Suite 1000, Rosemont, Illinois 60018-5171.


Incorporation by Reference

         No documents are incorporated herein by reference.

         Please date, sign and return the enclosed Proxy at your earliest convenience in the enclosed envelope. No postage is required for mailing in the United States. A prompt return of your Proxy will be appreciated.

                       By Order of the Board of Directors,



                      David R. Shevitz, Corporate Secretary

                                   APPENDIX A

                                AMENDMENT TO THE
                            1996 STOCK INCENTIVE PLAN


         RESOLVED, that the 1996 Stock Incentive Plan (the "Plan") be and hereby is amended, subject to and effective upon stockholders' approval at the Annual Meeting of Stockholders on May 21, 1997, as follows:

Section 4.1 of the Plan is amended to read as follows:

         "4.1 Number of Shares. Subject to adjustment under Section 4.6, the total number of shares of Common Stock reserved and available for distribution pursuant to Options under the Plan shall be 1,800,000 shares of Common Stock authorized for issuance on the Effective Date. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares."

         Except as herein amended, the Plan shall remain in full force and effect.


                                    ANICOM, INC.



                                    By: _______________________
                                        Scott C. Anixter
                                        Chief Executive Officer

                                   APPENDIX B

               AMENDMENT TO THE AMENDED AND RESTATED ANICOM, INC.
                        1995 DIRECTORS STOCK OPTION PLAN

         RESOLVED, that the Amended and Restated Anicom, Inc. 1995 Directors Stock Option Plan (the "Plan") be and hereby is amended, subject to and effective upon stockholders' approval at the Annual Meeting of Stockholders on May 21, 1997, as follows:

Section 4.1 of the Plan is amended to read as follows:

         "4.1 Number of Shares. Subject to adjustment under Section 4.6, the total number of shares of Common Stock reserved and available for distribution pursuant to Options under the Plan shall be 300,000 shares of Common Stock authorized for issuance on the Effective Date. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares."

The first paragraph of Section 5.2 of the Plan is amended to read as follows:

         "5.2 Grant and Exercise. Each Director who is a Director on the Effective Date shall be granted an Option on such date to purchase 10,000 shares of Common Stock without further action by the Board or the Committee. Each Director who joins the Board after the Effective Date shall be granted an Option on the Initial Grant Date to purchase 10,000 shares of Common Stock without further action by the Board or the Committee. On the date of the Company's annual meeting of stockholders in the calendar year following the Effective Date and on the date of each annual meeting of stockholders thereafter, each such Director who is still a Director on such anniversary date shall be granted an additional Option to purchase 10,000 shares of Common Stock without further action by the Board or the Committee. In addition, each Director shall receive an Option to purchase 1,000 shares of Common Stock without further action by the Board or the Committee as of the date of each Board Meeting that such Director attends, whether in person or by telephone; provided however, that if such Director attended any Board meeting that was held on or after January 1, 1997 but prior to the Annual Meeting of Stockholders on May 21, 1997 (the "1997 Annual Meeting"), such Director shall be granted, on the date of the 1997 Annual Meeting, an Option to purchase 1,000 shares of Common Stock for each such prior attendance. Notwithstanding anything to the contrary herein, the total number of shares for which Options have been granted to a Director under this Plan shall not exceed 75,000 shares."

         Except as herein amended, the Plan shall remain in full force and effect.

                                         ANICOM, INC.

                                         By: ________________________
                                             Scott C. Anixter
                                             Chief Executive Officer

PROXY                      ANICOM, INC.                         This proxy is
                6133 North River Road, Suite 1000,              solicited on
                    Rosemont, Illinois  60018                   behalf of the
           PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS      Board of Directors
                    To Be Held On May 21, 1997



    TO VOTE AT THE ANNUAL MEETING IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF ANICOM, INC., SIGN AND DATE THE REVERSE SIDE OF THIS CARD WITHOUT CHECKING ANY BOX.

    The undersigned holder of Common Stock, par value $.001 per share, of Anicom, Inc. (the "Company") hereby appoints Scott C. Anixter and Donald C. Welchko, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday May 21, 1997 at 2:00 p.m. local time, at Harris Trust & Savings Bank, 111 West Monroe Street, Chicago, Illinois 60603, and at any adjournments thereof, upon the following matters. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

  1.     ELECTION OF DIRECTORS
     |_| FOR all nominees listed below         |_| WITHHOLD AUTHORITY to vote
                                                   for the nominees listed below

                         Alan B. Anixter, Donald C. Welchko and Michael Segal

     INSTRUCTION: To withhold authority to vote for an individual nominee mark "|_| FOR all nominees listed below" and strike a line through that nominee's name in the list above.

     If a nominee becomes unavailable for election or unable to serve as a director, the votes will be cast for a person that will be designated by the Board of Directors of the Company.

  2.     PROPOSAL TO AMEND ANICOM, INC.'S RESTATED CERTIFICATE OF INCORPORATION
     |_| FOR                  |_|   AGAINST                          |_| ABSTAIN

  3.     PROPOSAL TO APPROVE AN AMENDMENT TO THE ANICOM, INC.
         1996 STOCK INCENTIVE PLAN
     |_| FOR                  |_|   AGAINST                          |_| ABSTAIN

  4.     PROPOSAL TO APPROVE AN AMENDMENT TO THE AMENDED AND RESTATED
         1995 DIRECTORS STOCK OPTION PLAN
     |_| FOR                  |_|   AGAINST                          |_| ABSTAIN

  5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting, or any adjournments thereof.
                 (continued, and to be signed, on reverse side)

                           (continued from other side)
    This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 AND IN ACCORDANCE WITH THE DETERMINATION OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person. The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement. PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

                           DATED: ________________________________

                           _______________________________________
                           Signature

                           _______________________________________
                           Signature (if held jointly)

                           Please date and sign exactly as the name appears hereon. When signing as executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give title as such. When signing as corporation, please sign in full corporate name by President or other authorized officer. If you sign for a partnership, please sign in partnership name by an authorized person.